Exhibit 2.1

AGREEMENT AND PLAN OF REORGANIZATION

by and among

Time Associates, Inc.
a Nevada corporation

and

Healthient, Inc., a Nevada corporation

effective as of September 23, 2010

AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION, is made and entered into this 23rd day of September, 2010, by and between Time Associates, Inc., a Nevada corporation ("Time") and Healthient, Inc., a Nevada corporation ("Healthient"), and certain shareholders of Healthient listed on the attached Schedule I (“Healthient Shareholders”), and specifically incorporated herein by reference (Healthient and Healthient Shareholders shall be hereinafter jointly referred to as “Healthient Parties”).

Premises

A.           This Agreement provides for the reorganization of Healthient with and into Time, with Healthient becoming a wholly-owned subsidiary of Time, and in connection therewith, the exchange of the outstanding common stock of Healthient into shares of common voting stock of Time, all for the purpose of effecting a tax-free reorganization pursuant to sections 351, 354 and 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (“IRC”).  On the terms and conditions set forth herein, the parties hereby adopt the Plan of Reorganization embodied in this Agreement.

B.           The boards of directors of Healthient and Time have determined, subject to the terms and conditions set forth in this Agreement, that the exchange contemplated hereby, as a result of which Healthient would become a wholly owned subsidiary of Time is desirable and in the best interests of their stockholders.  This Agreement is being entered into for the purpose of setting forth the terms and conditions of the proposed exchange.

Agreement

NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, it is hereby agreed as follows:

ARTICLE I
REPRESENTATIONS, COVENANTS AND WARRANTIES OF
HEALTHIENT AND HEALTHIENT SHAREHOLDERS

Healthient and each of Healthient Shareholders, individually and neither jointly nor severally, represents and warrants to Time, except as disclosed in this Agreement or in the case of any representation qualified by its terms to a particular Schedule, as hereinafter defined, of Healthient attached hereto, that the statements made in this Article I will be correct and complete at the Effective Date, as hereinafter defined, provided, however, if there is no Effective Date, then no party shall be liable for any inaccuracy.

Section 1.1  Shareholders. Each of the Healthient Shareholders is the owner of all of the issued and outstanding shares of the capital stock of Healthient attributed to such Shareholder on Schedule I; each Healthient Shareholder has full legal title to all Healthient Shares described in Schedule I as being owned by such Healthient Shareholder free from any and all claims, liens or other encumbrances.  Healthient Shareholders have the unqualified right to sell, transfer, and dispose of their respective Healthient Shares subject to the applicable securities laws and the laws of bankruptcy, insolvency and general creditors’ rights.  Each Healthient Shareholder represents and warrants that, in regards to such Healthient Shareholder’s shares of Healthient, such Healthient Shareholder has full right and authority to execute this Agreement and to transfer his shares of Healthient to Time.

Section 1.2  Organization.   Healthient is a corporation duly organized, validly existing, and in good standing under the laws of Nevada and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the jurisdiction in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification.  Included in the Healthient Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation, bylaws and amendments thereto of Healthient as in effect on the date hereof.  The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not violate any provision of Healthient's articles of incorporation or bylaws.  Healthient has full power, authority and legal right and has taken all action required by law, its articles of incorporation, its bylaws or otherwise to authorize the execution and delivery of this Agreement.

Section 1.3  Capitalization. The authorized capitalization of Healthient consists of 100 million Common Stock shares, $0.001 par value per share (the “Healthient Common Shares”) and 20 million shares of preferred stock, $0.001 par value per share (“Preferred Stock”).  As of the date of this Agreement, 14,156,786 of Common Shares issued and outstanding, and no shares of Preferred Stock are issued and outstanding.  All issued and outstanding shares are legally issued, fully paid and nonassessable and are not issued in violation of the preemptive or other rights of any person. Except as may be disclosed in Healthient Schedules, Healthient has no other securities, warrants or options authorized or issued.

Section 1.4  Subsidiaries and Predecessor Corporations. Except as otherwise set forth in the Healthient Schedules, Healthient does not have any other subsidiaries and does not own, beneficially or of record, any shares of any other corporation.  For purposes herein, all references to Healthient shall include Healthient and all of its subsidiaries.

Section 1.5  Financial InformationSection 1.4  Financial Statements.

(a)    Attached hereto as Schedule 1.5 are financial statements from the inception of Healthient until June 30, 2010  (the “Healthient Financial Statements”).

(b)    Healthient has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable;

(c)    Healthient has filed all state, federal and local income tax returns, including extensions of such tax returns, if any, required to be filed by it from inception to the date hereof, if any;

(d)    The books and records, financial and others, of Healthient are in all material respects complete and correct and have been maintained in accordance with good business accounting practices; and

(e)    except as and to the extent disclosed herein and the Healthient Schedules, Healthient has no material contingent liabilities, direct or indirect, matured or unmatured.

Section 1.6  Information.  The information concerning Healthient set forth in this Agreement and in the Healthient Schedules to the best of Healthient’s knowledge, is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 1.7  Options and Warrants.  Except as may otherwise be disclosed herein on Schedule 1.7, there are no existing options, warrants, calls or commitments of any character to which Healthient is a party and by which it is bound.  Pursuant to the existing option agreements (see Schedule 1.7 Options), appropriate adjustments shall be made in the number of shares for which such options May be exercised based upon the exchange rate at which each share of common stock Healthient shall be exchanged for certain number of shares of Time (see Section 3.2 of this Agreement).

Section 1.8  Absence of Certain Changes or Events.  Except as set forth in this Agreement, the Healthient Schedules, or as otherwise disclosed to Time, since June 30, 2010:

(a)    there has not been: (i) any material adverse change in the business, operations, properties, assets or condition of Healthient; or (ii) any damage, destruction or loss to Healthient (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of Healthient;

(b)    Healthient has not: (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed or agreed to purchase or redeem any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of Healthient; (iv) made any material change in its method of management, operation or accounting other than in its ordinary course of business; (v) entered into any other material transaction; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement or other employee benefit plan, payment or arrangement made to, for, or with its officers, directors or employees.

(c)    Healthient has not: (i) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent Healthient balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties or rights (except assets, properties or rights not used or useful in its business which, in the aggregate have a value of less than $10,000); (v) made or permitted any amendment or termination of any contract, agreement or license to which it is a party if such amendment or termination is material, considering the business of Healthient; or (vi) issued, delivered or agreed to issue or deliver any stock, bonds or other corporate securities, including debentures (whether authorized and unissued or held as treasury stock); and

(d)    to the best knowledge of Healthient, it has not become subject to any law or regulation which materially and adversely affects, or in the future May adversely affect, the business, operations, properties, assets or condition of Healthient.

Section 1.9  Title and Related Matters Section.  Except as provided herein or in the Healthient Schedules, Healthient has good and marketable title to and is the sole and exclusive owner of all of its properties, inventory, interests in properties and assets, real and personal including technical information, copyrights, trademarks, service marks and tradenames (collectively, the "Assets") which are reflected in the Healthient Schedules or acquired after that date (except properties, interests in properties and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges or encumbrances except: (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not, materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in the Healthient Schedules.  Except as set forth in the Healthient Schedules, Healthient owns free and clear of any liens, claims, encumbrances, royalty interests or other restrictions or limitations of any nature whatsoever, any and all products it is currently manufacturing, including the underlying technology and data, and all procedures, techniques, marketing plans, business plans, methods of management or other information utilized in connection with Healthient's business.  Except as set forth in the Healthient Schedules, no third party has any right to, and Healthient has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse affect on the business, operations, financial conditions or income of Healthient or any material portion of its properties, assets or rights.

Section 1.10  Litigation and Proceedings.  To the best of Healthient's knowledge and belief, there are no actions, suits, proceedings or investigations pending or threatened by or against Healthient or affecting Healthient or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse affect on the business, operations, financial condition or income of Healthient.  Healthient does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

Section 1.11  Contracts.

(a)    Except as included or described in the Healthient Schedules, there are no material contracts, agreements, franchises, license agreements or other commitments to which Healthient is a party or by which it or any of its assets, products, technology or properties are bound;

(b)    Except as included or described in the Healthient Schedules or reflected in the most recent Healthient balance sheet, Healthient is not a party to any oral or written:  (i) contract for the employment of any officer or employee which is not terminable on thirty (30) days or less notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract or indenture relating to the borrowing of money; (iv) guaranty of any obligation, other than one on which Healthient is a primary obligor, for collection and other guaranties of obligations, which, in the aggregate do not exceed more than one year or providing for payments in excess of $10,000 in the aggregate; (v) consulting or other similar contracts with an unexpired term of more than one year or providing for payments in excess of $10,000 in the aggregate; (vi) collective bargaining agreements; (vii) agreement with any present or former officer or director of Healthient; or (viii) contract, agreement or other commitment involving  payments by it of more than $10,000 in the aggregate; and

(c)    To Healthient's knowledge, all contracts, agreements, franchises, license agreements and other commitments to which Healthient is a party or by which its properties are bound and which are material to the operations of Healthient taken as a whole, are valid and enforceable by Healthient in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

Section 1.12  Material Contract Defaults. Except as set forth in the Healthient Schedules, to the best of Healthient's knowledge and belief, Healthient is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of Healthient, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which Healthient has not taken adequate steps to prevent such a default from occurring.

Section 1.13  No Conflict With Other Instruments.  The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which Healthient is a party or to which any of its properties or operations are subject.

Section 1.14  Governmental Authorizations.  To the best of Healthient's knowledge and except as provided herein or in the Healthient Schedules, Healthient has all licenses, franchises, permits or other governmental authorizations legally required to enable Healthient to conduct its business in all material respects as conducted on the date hereof.  Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by Healthient of this Agreement and the consummation by Healthient of the transactions contemplated hereby.

Section 1.15  Compliance With Laws and Regulations.  To the best of Healthient’s knowledge, except as disclosed in the Healthient Schedules, Healthient has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of Healthient or would not result in Healthient's incurring any material liability.

Section 1.16  Insurance.  Except as disclosed on Schedule 1.16, Healthient has no insurable properties and no insurance policies will be in effect at the Closing Date, as hereinafter defined.

Section 1.17  Approval of Agreement.  The board of directors of Healthient has authorized the execution and delivery of this Agreement by Healthient and has approved the transactions contemplated hereby.  The majority of Healthient’s shareholders approved  the transactions contemplated hereby by the written consent action.

Section 1.18  Material Transactions or Affiliations.  Except as disclosed herein and in the Healthient Schedules, there exists no material contract, agreement or arrangement between Healthient and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known by Healthient to own beneficially, ten percent (10%) or more of the issued and outstanding Healthient Common Shares and which is to be performed in whole or in part after the date hereof.  In all of such transactions, the amount paid or received, whether in cash, in services or in kind, has been during the full term thereof, and is required to be during the unexpired portion of the term thereof, no less favorable to Healthient than terms available from otherwise unrelated parties in arms length transactions.  There are no commitments by Healthient, whether written or oral, to lend any funds to, borrow any money from or enter into any other material transactions with, any such affiliated person.

Section 1.19  Labor Relations.  Healthient has never had a work stoppage resulting from labor problems.  To the best knowledge of Healthient, no union or other collective bargaining organization is organizing or attempting to organize any employee of Healthient.

Section 1.20  Previous Sales and Issuance of Securities.  Since inception, Healthient has issued Healthient Common Shares in reliance upon applicable exemptions from the registration requirements under the laws of the jurisdiction of Nevada and other applicable state and federal securities laws, to the shareholders listed on Schedule I.  The shares of Healthient Common Stock issued to the Healthient Shareholders are legally issued, fully paid and nonassessable and are not issued in violation of the preemptive or other rights of any person.

Section 1.21  Reorganization Related Representations.

(a)    following the Effective Date, Healthient will continue its historic business or use a significant portion of its historic business assets in its business;

(b)    Healthient is not an investment company as defined in section 368(a)(2)(F)(iii) and (iv) of IRC;

(c)    Healthient is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the IRC.

Section 1.22  Healthient Schedules.  Upon execution hereof, Healthient will deliver to Time the following schedules, which are collectively referred to as the "Healthient Schedules" and which consist of separate schedules dated as of the date of this Agreement and instruments and data as of such date, complete, true and correct in all material respects:

(a)    copies of the articles of incorporation, bylaws and all minutes of shareholders' and directors' meetings of Healthient;

(b)    the financial information of Healthient referenced hereinabove in Section 1.5;

(c)    a list indicating the name and address of the stockholders of Healthient, together with the number of shares owned by them;

(d)           the Healthient Business Plan which includes, among other matters, information concerning all of Healthient's material licenses, permits and other governmental authorizations, requests or applications therefor, pursuant to which Healthient carries on or proposes to carry on its business (except those which in the aggregate, are immaterial to the present or proposed business of Healthient), as well as a description of any material adverse change in the business operations, property, inventory, assets or condition of Healthient since the most recent Healthient balance sheet required to be provided pursuant to Section 1.7; and

Healthient shall cause the Healthient Schedules and the instruments and data delivered to Time hereunder to be updated after the date hereof up to and including the Closing Date, as hereinafter defined.

Section 1.23  Taxes.  Healthient has complied with applicable tax filing requirements, if any.

Section 1.24  Additional Information Available.   Healthient will make available to Time the opportunity to ask questions and receive answers concerning acquisition of Healthient shares in this transaction, and to obtain any additional information related thereto which Healthient possesses or can acquire without unreasonable effort or expense.Section 2.20  ARC Schedules

Section 1.25  Limitation on Liability.   Notwithstanding anything to the contrary contained in this Agreement, Healthient shall not have any liability for any misrepresentation or breach of any representation or warranty contained in this Article I, if Time has actual knowledge of such misrepresentation or breach.

ARTICLE II

REPRESENTATIONS, COVENANTS AND WARRANTIES
OF TIME

As an inducement to, and to obtain the reliance of Healthient, Time represents and warrants as follows:

Section 2.1  Organization.  Time is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification.  Included in the Time Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation, amended articles of incorporation (collectively, hereinafter referred to as the "articles of incorporation"), bylaws of Time as in effect on the date hereof and a certificate of Good Standing.  The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Time's articles of incorporation or bylaws.  Time has taken all action required by law, its articles of incorporation, its bylaws or otherwise to authorize the execution and delivery of this Agreement.  Time has full power, authority and legal right and has taken all action required by law, its articles of incorporation, bylaws or otherwise to consummate the transactions herein contemplate.

Section 2.2  Capitalization.  The authorized capitalization of Time consists of 200 million shares of Common Stock, par value $0.001 per share, of which 348,649 shares are issued and outstanding (prior to the cancellation of 188,572 shares as provided in Section 6.6), and 25 million shares of Preferred Stock, $0.001 par value, of which no shares are issued nor outstanding. All issued and outstanding shares are legally issued, fully paid and nonassessable and are not issued in violation of the preemptive or other rights of any person. Except as may be disclosed in Time Schedules, Time has no other securities, warrants or options authorized or issued.

Section 2.3  Subsidiaries.   At the Closing, other than as disclosed herein, Time shall own no securities or have any interest in any corporation, partnership, or other form of business organization, including its current subsidiaries.

Section 2.4  Financial Statements.

(a)           Attached hereto as Schedule 2.4 are audited financial statements for the years ended June 30, 2008 and June 30, 2009, and unaudited financial statements for the nine months period ended May 31, 2010 together with the related footnotes and report thereon of the auditors rendering such reports (the “Time Financial Statements”). The Time Financial Statements are correct and complete in all respects and fairly present, in accordance with generally accepted accounting principles (“GAAP”), consistently applied, the consolidated financial position of Time as of such dates and the results of operations and changes in financial position for such periods all in accordance with GAAP.  The Time Financial Statements comply with the requirements of Regulation S-X of the Securities and Exchange Commission and the provisions of the Securities Act of 1933 (the “1933 Act”) and will be suitable for inclusion in any subsequent filing with any state or federal regulatory agency under the Securities Exchange Act of 1934 (the “1934 Act”).  As of the date of this Agreement, Time does not have any source of revenues.  Accordingly, Time’s independent public accountant, issued an opinion in its Independent Auditor’s Report for the fiscal year ended June 30, 2009 questioning the ability of Time to continue as a going concern.  An investment in Time Shares involves a high degree of risk.  Healthient shareholders should review and carefully consider the disclosure materials attached hereto as Exhibit “A”, including the risk factors contained therein, prior to executing this Agreement;

(b)           The books and records, financial and others, of Time are in all material respects complete and correct and have been maintained in accordance with good business accounting practices;

(c)           Time has no liabilities with respect to the payment of any federal, state, county, local or other taxes, current or accrued (including any deficiencies, interest or penalties);

(d)    Time has filed or will file prior to the Closing all state, federal and local income tax returns, including extensions of such tax returns, if any, required to be filed by it from inception to the date hereof, if any;

(e)    except as and to the extent disclosed herein and the Time Schedules, Time has no material contingent liabilities, direct or indirect, matured or unmatured.

Section 2.5  Information.  The information concerning Time as set forth in this Agreement and in the Time Schedules, to the best of Time’s knowledge, is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 2.6  Options and Warrants.  Except as May otherwise be disclosed herein on Schedule 2.6, there are no existing options, warrants, calls or commitments of any character to which Time is a party and by which it is bound.

Section 2.7  Absence of Certain Changes or Events.  Except as described herein or in the Time Schedules, since May 31, 2010:

(a)    there has not been: (i) any material adverse change in the business, operations, properties, assets or condition of Time; or (ii) any damage, destruction or loss to Time (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of Time;

(b)           Time has not: (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed or agreed to purchase or redeem any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of Time; (iv) made any material change in its method of management, operation or accounting other than in its ordinary course of business; (v) entered into any other material transaction; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement or other employee benefit plan, payment or arrangement made to, for, or with its officers, directors or employees.

(c)           Except as disclosed to Healthient or as included in the Time Schedules, Time has not: (i) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent Time balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties or rights (except assets, properties or rights not used or useful in its business which, in the aggregate have a value of less than $10,000); (v) made or permitted any amendment or termination of any contract, agreement or license to which it is a party if such amendment or termination is material, considering the business of Time; or (vi) issued, delivered or agreed to issue or deliver any stock, bonds or other corporate securities, including debentures (whether authorized and unissued or held as treasury stock); and

(d)           to the best knowledge of Time, it has not become subject to any law or regulation which materially and adversely affects, or in the future May adversely affect, the business, operations, properties, assets or condition of Time.

Section 2.8  Title and Related Matters.  As of the Closing Date, Time will own no real, personal or intangible property, other than as disclosed herein.

Section 2.9  Litigation and Proceedings.  There are no actions, suits or proceedings pending or, to the best of Time's knowledge and belief, threatened by or against or affecting Time, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind that would have a material adverse effect on the business, operations, financial condition, income or business prospects of Time.  Time does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality.

Section 2.10  Contracts.  On the Closing Date and other than as disclosed herein in Schedule 2.9 or otherwise:

(a)           There are no material contracts, agreements, franchises, license agreements, or other commitments to which Time is a party or by which it or any of its properties are bound;

(b)           Time is not a party to any contract, agreement, commitment or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award which materially and adversely affects, or in the future may (as far as Time can now foresee) materially and adversely affect, the business, operations, properties, assets or conditions of Time; and

(c)           Time is not a party to any material oral or written:  (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension, benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract or indenture relating to the borrowing of money; (iv) guaranty of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations, which, in the aggregate exceeds $1,000; (v) consulting or other similar contract with an unexpired term of more than one year or providing for payments in excess of $10,000 in the aggregate; (vi) collective bargaining agreement; (vii) agreement with any present or former officer or director of Time; or (viii) contract, agreement, or other commitment involving payments by it of more than $10,000 in the aggregate.

Section 2.11  No Conflict With Other Instruments.  The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which Time is a party or to which any of its properties or operations are subject.

Section 2.12  Material Contract Defaults. To the best of Time's knowledge and belief, Time is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of Time, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which Time has not taken adequate steps to prevent such a default from occurring.

Section 2.13  Governmental Authorizations.  To the best of Time's knowledge, Time has all licenses, franchises, permits and other governmental authorizations that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof.  Except for compliance with federal and state securities or corporation laws, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by Time of the transactions contemplated hereby.

Section 2.14  Compliance With Laws and Regulations.  To the best of Time's knowledge and belief, Time has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of Time or would not result in Time's incurring any material liability.

Section 2.15  Insurance.  Time has no insurable properties and no insurance policies will be in effect at the Closing Date, as hereinafter defined.

Section 2.16  Approval of Agreement.  The board of directors of Time has authorized the execution and delivery of this Agreement by Time and has approved the transactions contemplated hereby. The approval of this Agreement by Time's shareholders is not required.

Section 2.17  Material Transactions or Affiliations.  Except as stated herein or in the Time Schedules, as of the Closing Date there will exist no material contract, agreement or arrangement between Time and any person who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known by Time to own beneficially, ten percent (10%) or more of the issued and outstanding common stock of Time and which is to be performed in whole or in part after the date hereof.  Time has no commitment, whether written or oral, to lend any funds to, borrow any money from or enter into any other material transactions with, any such affiliated person.

Section 2.18  Labor Relations.  Time has never had a work stoppage resulting from labor problems.  Time has no employees other than its officers and directors.

Section 2.19  Taxes.  (a) Except as provided in Schedule 2.19, Time has timely filed or will file prior to the Closing (within the applicable extension periods) with the appropriate governmental agencies all governmental tax returns, information returns, tax reports and declarations which are monetary liabilities.  All governmental tax returns, information returns, tax reports and declarations filed by Time for years for which the statute of limitations has not run (the "Tax Returns") are or will be as of the Closing Date correct in all material respects.  Time has or will (as of the Closing Date) timely paid or pay (or has collected and paid over in the case of sales, use or similar taxes) all taxes, additions to tax, penalties, interest, assessments, deposits, and other governmental charges imposed by law upon it or any of its properties, tangible or intangible assets, income, receipts, payrolls, transactions, capital, net worth and franchises, or upon the sale, use or delivery of any item sold by the Company, other than as may be disclosed in the Schedule of Taxes.  Except as set forth in the Schedule of Taxes, no tax returns have been examined by the Internal Revenue Service or any other governmental authority.  Except as may be disclosed in the Schedule of Taxes or in any document delivered to Time therewith, Time (i) is not currently being audited with respect to any tax, assessment or other governmental charge; (ii) has not received formal or informal notice from any governmental agency that an audit or investigation with respect to any tax, assessment or other governmental charge is to be initiated; (iii) is not formally or informally discussing material pending ruling requests or other material tax or assessment issues with the Internal Revenue Service or any other governmental taxing authority in connection with any matter concerning any member of Time's group; or (iv) has not been formally or informally notified of any potential tax or assessment issue which the Internal Revenue Service or any other governmental taxing authority intends to raise in connection with any matter concerning any member of Time's group.  Except (i) as may be disclosed in the Schedule of Taxes, or (ii) in connection with any pending audit or investigation, Time has not granted or proposed any waiver of any statute of limitations with respect to, or any extension of a period for the assessment or collection of, or any offer in compromise of any governmental tax.  The accruals and reserves for taxes reflected in the financial statements are adequate to cover substantially all taxes (including additions to tax, interest, penalties, and other charges or assessments, if any) which become due and payable or accruable by reason of the business conducted by Time through the Closing Date herein.  Time is not now or has it ever been a corporation which meets the tests of Section 542(b)(2) of the Internal Revenue Code.  Time has not participated in, or is required to participate in, for any period prior to the date of this Agreement the filing of any consolidated tax return other than (i) as set forth in the Schedule of Taxes, or (ii) as a member of an affiliated group of which Time is the common parent.

Section 2.20  Reporting Act Documents.  Except as set forth in Time's Schedules, Time has, in all reporting act documents, complied in all material respects with the reporting requirements of the Exchange Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder as of the Closing date.  The information contained in each reporting act document of Time, to the best of Time’s knowledge, is true and correct in all material respects as of the date thereof, and no reporting act document contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading as of the date thereof.  To the best knowledge of current management of Time, there is no negative matters, such as pending investigation or formal inquiry, which are outstanding concerning Exchange Act reports filed by Time prior to the Closing.

Section 2.21  Time Schedules.  Upon execution hereof, Time shall deliver to Healthient the following schedules, which are collectively referred to as the "Time Schedules" which are dated the date of this Agreement, all complete, true and accurate in all material respects:

(a)    complete and correct copies of the articles of incorporation, bylaws and Certificate of Good Standing of Time as in effect as of the date of this Agreement;

(b)    copies of all financial statements of Time identified in Section 2.4(a);

(c)    the description of any material adverse change in the business, operations, property, assets, or condition of Time since September 30, 2003 required to be provided pursuant to Section 2.6; and

(d)           any other information, together with any required copies of documents, required to be disclosed in the Time Schedules under this Agreement.

Time shall cause the Time Schedules and the instruments to be delivered to Healthient hereunder to be updated after the date hereof up to and including the Closing Date.

Section 2.22  Additional Information Available.   Time will make available to each Healthient Shareholder the opportunity to ask questions and receive answers concerning the acquisition of Time Common Stock in the transaction, and to obtain any additional information which Time possesses or can acquire without unreasonable effort or expense.Section 2.20  ARC Schedules

Section 2.23  Limitation on Liability.   Notwithstanding anything to the contrary contained in this Agreement, Time shall not have any liability for any misrepresentation or breach of any representation or warranty contained in this Article II, if Healthient or any of the Healthient Shareholders has actual knowledge of such misrepresentation or breach.

 ARTICLE III

EXCHANGE PROCEDURE

Section 3.1  Delivery of Healthient Securities. On the Closing Date, the holders of the Healthient Common Shares shall deliver to Time (i) certificates or other documents evidencing all of the issued and outstanding Healthient Common and Preferred Shares, duly endorsed in blank or with executed stock power attached thereto in transferrable form; and (ii) Investment Letters, the form of which is attached hereto as Exhibit "B".

Section 3.2  Issuance of Time Common Shares.  (a) In exchange for all of the Healthient Common Shares tendered pursuant to Section 3.1, Time shall instruct its Transfer Agent to issue an aggregate of 43,618,356 "restricted" Time Common Shares to the Healthient shareholders on a pro rata basis (at a ratio of 3 Time shares to be issued for each Healthient share) and shall cause such shares to be delivered to Healthient.  Following the Closing Date, there will be 43,778,433 Time Common Shares outstanding (assuming 160,077 Time Common Shares outstanding after the cancellation set forth in Section 6.6).

(b)  No fractional Time Common Shares shall be issued pursuant to this Section 3.2.  In lieu of such fractional shares, all shares to be issued shall be rounded up or down to the nearest whole share.

(c)  The total of 43,618,356 Common Stock shares to be issued to the Healthient shareholders by Time (the "Healthient Shares") are not being registered under the Securities Act of 1933, as amended (the "Act") and are issued in reliance on the exemptions from the registration requirements provided by Regulation D, and are to be issued as “restricted securities”, as that term is defined in  Rule 144 promulgated under the Act, and that the certificates representing the Healthient Shares will bear a legend to that effect, substantially in the form set forth below:

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF CERTAIN STATES, AND May NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW IS AVAILABLE.

Section 3.3  Undertakings.

(a)    Upon execution hereof or as soon thereafter as practical, management of Time and Healthient shall execute, acknowledge and deliver (or shall cause to be executed, acknowledged and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby, subject only to the conditions to Closing referenced hereinbelow.

(b)    Healthient hereby undertakes and provides assurances to Time that it will file a current report on Form 8-K within 4 days of the Closing in compliance with the Exchange Act, with the audited financial statements of Healthient and the pro forma statements required by the Exchange Act and by Regulation S-B by amendment of the Form 8-K within the time parameters established by the Exchange Act, and will otherwise comply with the reporting requirements of the Exchange Act.

Section 3.4  Closing.  The closing ("Closing") of the transactions contemplated by this Agreement shall be as of the date in which all of the shareholders of Healthient have approved the terms of this Agreement, all conditions to Closing referenced in this Agreement have been satisfied or waived by Healthient and all documentation referenced herein is delivered to the respective party herein, which  shall be the date of September 23, 2010, unless a different date is mutually agreed to in writing by the parties hereto ("Closing Date").

Section 3.5  Termination.

(a)    This Agreement may be terminated by the board of directors of either Time or Healthient at any time prior to the Closing Date if:

(i) there shall be any action or proceeding before any court or any governmental body which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement and which, in the judgment of such board of directors, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the exchange contemplated by this Agreement; or

(ii) any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions; or

(iii) the conditions described in Article VI below have not been satisfied in full; or

In the event of termination pursuant to this paragraph (a) of this Section 3.5, no obligation, right, or liability shall arise hereunder and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting and execution of this Agreement and the transactions herein contemplated;

(b)    This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of Time if Healthient shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Healthient contained herein shall be inaccurate in any material respect, which noncompliance or inaccuracy is not cured after 20 days' written notice thereof is given to Healthient.  If this Agreement is terminated pursuant to this paragraph (b) of this Section 3.5, this Agreement shall be of no further force or effect and no obligation, right or liability shall arise hereunder; and

(c)    This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of Healthient if Time shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Time contained herein shall be inaccurate in any material respect, which noncompliance or inaccuracy is not cured after 20 days written notice thereof is given to Time.  If this Agreement is terminated pursuant to this paragraph (c) of Section 3.5, this Agreement shall be of no further force or effect and no obligation, right or liability shall arise hereunder.

(d)    This Agreement shall be terminated if the Closing of the transactions contemplated in this Agreement have not occurred by the Closing Date as that term is defined in Section 3.4.

Section 3.6  Effective Date.  The parties hereto hereby agree that the Effective Date of the transaction proposed herein shall be 5:00 P.M. Pacific Standard Time on September , 2010, unless the parties agree otherwise, in writing.

ARTICLE IV

SPECIAL COVENANTS

Section 4.1  Access to Properties and Records.  Time and Healthient will each afford to the officers and authorized representatives of the other full access to the properties, books and records of Time and Healthient, as the case may be, in order that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other and each will furnish the other with such additional financial and operating data and other information as to the business and properties of Time and Healthient, as the case may be, as the other shall from time to time prior to Closing reasonably request.  In addition, Time shall provide to Healthient subsequent to Closing all information necessary to allow Healthient to properly prepare and file all reports required to be filed pursuant to the Exchange Act, including all information concerning Time's subsidiaries which existed prior to Closing.

Section 4.2  Information for Time Public Reports.  Healthient will furnish Time with all information concerning Healthient and the Healthient Stockholders, including all financial statements, required for inclusion in any public report to be filed by Time pursuant to the Securities Act, the Exchange Act, or any other applicable federal or state law.  Healthient covenants that all information so furnished to Time, including the financial statements described in Section 1.4, shall be true and correct in all material respects without omission of any material fact required to make the information stated not misleading.  Similarly, Time will provide all information concerning its history and operations reasonably requested by Healthient.

Section 4.3  Special Covenants and Representations Regarding the Time Common Shares to be Issued in the Exchange.  The consummation of this Agreement, including the issuance of the Time Common Shares to the stockholders of Healthient as contemplated hereby, constitutes the offer and sale of securities under the Securities Act, and applicable state statutes.  Such transaction shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, inter alia, upon the circumstances under which the Healthient stockholders acquire such securities.  In connection with reliance upon exemptions from the registration and prospectus delivery requirements for such transactions, at the Closing, Healthient shall cause to be delivered, and the Healthient stockholders shall deliver to Time, the Investment Letters and Purchasers’ Questionnaires referenced in Section 3.1.  The shareholders of Healthient shall receive disclosure materials attached hereto as Exhibit “A”.

Section 4.4  Third Party Consents.  Time and Healthient agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

Section 4.5  Actions Prior to Closing.

(a)    From and after the date of this Agreement until the Closing Date and except as set forth in the Time or Healthient Schedules or as permitted or contemplated by this Agreement, Healthient and Time, to the extent applicable, will each use its best efforts to:

(i)  carry on its business in substantially the same manner as it has heretofore;

(ii)  maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

(iii)  maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

(iv)  perform in all material respects all of its obligations under material contracts, leases and instruments relating to or affecting its assets, properties and business;

(v)  maintain and preserve its business organization intact, to retain its key employees and to maintain its relationship with its material suppliers and customers; and

(vi)  fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations and orders imposed by federal or state governmental authorities.

(b)    From and after the date of this Agreement until the Closing Date, neither Time nor Healthient will, without the prior consent of the other party:

(i)  except as otherwise specifically set forth herein, make any change in their respective certificates or articles of incorporation or bylaws;

(ii)  declare or pay any dividend on its outstanding shares of capital stock, except as may otherwise be required by law, or effect any stock split or otherwise change its capitalization, except as provided herein;

(iii)  enter into or amend any employment, severance or similar agreements or arrangements with any directors or officers;

(iv)  grant, confer or award any options, warrants, conversion rights or other rights not existing on the date hereof to acquire any shares of its capital stock; or

(v)  purchase or redeem any shares of its capital stock, except as disclosed herein.

Section 4.6  Indemnification.

(a)    Healthient and its officers and directors hereby agree to indemnify Time and each of the officers, agents and directors of Time as of the date of execution of this Agreement against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject incurred as a result of Healthient’s breach of any representation, warranty or covenant made by Healthient in this Agreement.  The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for a period of 18 months; and

(b)    Time and its officers and directors hereby agrees to indemnify Healthient and each of the officers, agents, directors and current shareholders of Healthient as of the Closing Date against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject incurred as a result of Time’s breach of any representation, warranty or covenant made by Time in this Agreement and particularly the representation regarding no liabilities referred to in Section 2.4(b). The indemnification provided for in this Section shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for a period of 18 months.

ARTICLE V

CONDITIONS PRECEDENT TO OBLIGATIONS
OF TIME

The obligations of Time under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 5.1  Accuracy of Representations.  The representations and warranties made by Healthient in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at the Closing Date (except for changes therein permitted by this Agreement), and Healthient shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Healthient prior to or at the Closing.  Time shall be furnished with a certificate, signed by a duly authorized officer of Healthient and dated the Closing Date, to the foregoing effect.

Section 5.2  Healthient’s Approval of Agreement.  The Board of Directors and stockholders of Healthient, if such stockholders’ approval is so required under Nevada law, shall have approved this Agreement and the transactions contemplated thereby as described in Section 4.1.

Section 5.3  Officer's Certificate.  Time shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of Healthient to the effect that no litigation, proceeding, investigation or inquiry is pending or, to the best knowledge of Healthient, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the Healthient Schedules, by or against Healthient which might result in any material adverse change in any of the assets, properties, business or operations of Healthient.

Section 5.4  No Material Adverse Change.  Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of Healthient.

Section 5.5  Other Items.  Time shall have received such further documents, certificates or instruments relating to the transactions contemplated hereby as Time may reasonably request.

Section 5.6  Spin Off of Time Marketing, Inc.  Time spin off its wholly owned subsidiary, Time Marketing, Inc. simultaneous with or prior to the Closing.

ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF HEALTHIENT

The obligations of Healthient under this Agreement are subject to the satisfaction, at or before the Closing Date (unless otherwise indicated herein), of the following conditions:

Section 6.1  Accuracy of Representations.  The representations and warranties made by Time in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and Time shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by Time prior to or at the Closing.  Healthient shall have been furnished with a certificate, signed by a duly authorized executive officer of Time and dated the Closing Date, to the foregoing effect.

Section 6.2  Officer's Certificate.  Healthient shall be furnished with a certificate dated the Closing Date and signed by a duly authorized officer of Time to the effect that no litigation, proceeding, investigation or inquiry is pending or, to the best knowledge of Time, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the Time Schedules, by or against Time which might result in any material adverse change in any of the assets, properties, business or operations of Time.

Section 6.3  No Material Adverse Change.  Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of Time.

Section 6.4  Compliance with Reporting Requirements.  As of the Closing Date, Time shall be current in, and in compliance with all requirements of, all filings required to be tendered to the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

Section 6.5  Shares Cancellation.  Simultaneous with or prior to the Closing of this Agreement, William Alverson, the majority shareholder of Time shall have submitted for cancellation 188,572 shares of common stock of Time.

Section 6.6  Time’s Trading Status.   As of the Closing Date, as defined herein, Time’s Common Stock is trading under a symbol “TIAS” on the Bulletin Board of the over-the counter public market.

Section 6.7  No Liabilities.   As of the Closing Date, as defined herein the Time balance sheet and the notes thereto, shall reflect that Time has: (i) no receivables; (ii) no accounts payable; (iii) except as stated herein or in the Time Schedules, no liabilities, whether absolute, accrued, known or unknown, contingent or otherwise, whether due or to become due, including, without limitation, liabilities as guarantor under any guaranty or other governmental charges.

Section 6.8  Other Items.  Healthient shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as Healthient may reasonably request.

ARTICLE VII

MISCELLANEOUS

Section 7.1  Brokers and Finders.  Except as set forth in Schedule 7.1, each party hereto hereby represents and warrants that it is under no obligation, express or implied, to pay certain finders in connection with the bringing of the parties together in the negotiation, execution, or consummation of this Agreement.  The parties each agree to indemnify the other against any claim by any third person not listed in Schedule 7.1 for any commission, brokerage or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

Section 7.2  Law. Forum and Jurisdiction.  This Agreement shall be construed and interpreted in accordance with the laws of the State of Nevada.

Section 7.3  Notices.  Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed as follows:

If to Time:	Time Associates, Inc. 4440 PGA Blvd., Suite 600 Palm Beach, FL 33410

With copies to:	Iwona J. Alami, Esq. Law Offices of Iwona J. Alami 620 Newport Center Dr., Suite 1100 Newport Beach, California 92660

If to Healthient:	Healthient, Inc. 4440 PGA Blvd., Suite 600 Palm Beach, FL 33410

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed, or telegraphed.

Section 7.4  Attorneys' Fees.   The prevailing party in any proceeding brought to enforce or interpret any provision of this Agreement shall be entitled to recover its reasonable attorney’s fees, costs and disbursements incurred in connection with such proceeding, including but not limited to the costs of experts, accountants  and consultants and all other costs and services reasonably related to the proceeding, including those incurred in any  bankruptcy or appeal, from the non-prevailing party or parties.

Section 7.5  Confidentiality.  Each party hereto agrees with the other parties that, unless and until the reorganization contemplated by this Agreement has been consummated, they and their representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except: (i) to the extent such data is a matter of public knowledge or is required by law to be published; and (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.

Section 7.6  Schedules; Knowledge.  Each party is presumed to have full knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

Section 7.7  Third Party Beneficiaries.  This contract is solely between Time and Healthient and, except for the Healthient shareholders or as otherwise specifically provided herein, no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

Section 7.8  Entire Agreement.  This Agreement represents the entire agreement between the parties relating to the subject matter hereof.  This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof.  There are no other courses of dealing, understandings, agreements, representations or warranties, written or oral, except as set forth herein.  This Agreement May not be amended or modified, except by a written agreement signed by all parties hereto.

Section 7.9  Survival; Termination.  The representations, warranties and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for three years.

Section 7.10  Counterparts; Facsimile Signatures.  This Agreement May be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.  This Agreement May be executed by providing facsimile signatures by the parties hereto, however, the original signatures shall be delivered within five (5) business days from the date of execution of this Agreement.

Section 7.11  Amendment or Waiver.  Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and May be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.  At any time prior to the Closing Date, this Agreement May be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof May be extended by a writing signed by the party or parties for whose benefit the provision is intended.

Section 7.12  Incorporation of Recitals. All of the recitals hereof are incorporated by this reference and are made a part hereof as though set forth at length herein.

Section 7.13  Expenses.  Each party herein shall bear all of their respective costs and expenses incurred in connection with the negotiation of this Agreement and in the consummation of the transactions provided for herein and the preparation therefor.

Section 7.14  Headings; Context. The headings of the sections and paragraphs contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.

Section 7.15  Benefit. This Agreement shall be binding upon and shall inure only to the benefit of the parties hereto, and their permitted assigns hereunder.  This Agreement shall not be assigned by any party without the prior written consent of the other party.

Section 7.16  Public Announcements.  Except as May be required by law, neither party shall make any public announcement or filing with respect to the transactions provided for herein without the prior consent of the other party hereto.

Section 7.17  Severability.  In the event that any particular provision or provisions of this Agreement or the other agreements contained herein shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective parties hereto.

Section 7.18  Failure of Conditions; Termination.  In the event any of the conditions specified in this Agreement shall not be fulfilled on or before the Closing Date, either of the parties have the right either to proceed or, upon prompt written notice to the other, to terminate and rescind this Agreement without liability to any other party.  The election to proceed shall not affect the right of such electing party reasonably to require the other party to continue to use its efforts to fulfill the unmet conditions.

Section 7.19  No Strict Construction.  The language of this Agreement shall be construed as a whole, according to its fair meaning and intendment, and not strictly for or against either party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or terms or conditions hereof.

Section 7.20  Execution Knowing and Voluntary.  In executing this Agreement, the parties severally acknowledge and represent that each:  (a) has fully and carefully read and considered this Agreement; (b) has been or has had the opportunity to be fully apprized of its attorneys of the legal effect and meaning of this document and all terms and conditions hereof; and (c) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind.

Section 7.21  Joint Preparation.  This Agreement is to be deemed to have been prepared jointly by the parties hereto and any uncertainty or ambiguity existing herein, if any, shall not be interpreted against any party, but shall be interpreted according to the application of the rules of interpretation for arm's length agreements.

Section 7.22  Arbitration and Venue. Any controversy arising out of or relating to this Agreement or any modification or extension thereof, including any claim for damages and/or rescission, shall be settled by arbitration in Los Angeles, Nevada in accordance with the Commercial Arbitration Rules of the American Arbitration Association before one arbitrator.  The arbitrator sitting in any such controversy shall have no power to alter or modify any express provisions of this Agreement or to render any award which by its terms effects any such alteration, or modification.  The parties consent to the jurisdiction of the Superior Court of Nevada, and of the United States District Court for the Central District of Nevada for all purposes in connection with such arbitration including the entry of judgment on any award.  The parties consent that any process or notice of motion or other application to either of said courts, and any paper in connection with arbitration, May be served by certified mail or the equivalent, return receipt requested, or by personal service or in such manner as May be permissible under the rules of the applicable court or arbitration tribunal, provided a reasonable time for appearance is allowed. Each of the parties shall, subject to the award of the arbitrators, pay an equal share of the arbitrators’ fees except the arbitrators shall have the power to award recovery of all costs (including the attorneys’ fees, administrative fees, arbitrators’ fees and court fees) to the prevailing party, as determined by the arbitrators. This section shall survive the termination of this Agreement.

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, and entered into as of the date first above written.

TIME ASSOCIATES, INC.

By: _____________________________________
President

HEALTHIENT, INC.

By: _____________________________________
President

HEALTHIENT SHAREHOLDERS:

see Investment Letters from the Healthient Shareholders
(on file with the Company)

SCHEDULE I

LIST OF HEALTHIENT SHAREHOLDERS

ON FILE WITH HEALTHIENT’S CORPORATE RECORDS

Shares of Time to be issued to Healthient Shareholders

Number of Shares of Healthient	Number of Shares of Time to be
Issued and Outstanding	Issued to Healthient Shareholders

14,539,452	43,618,356

EXHIBIT "A"

DISCLOSURE MATERIALS

Forms 10-QSB of Time Associates, Inc. filed for the quarters ended March 31, 2010; Form 10-KSB for the fiscal year ended June 30, 2009 and Form 8-K filed in July, 2010.

EXHIBIT "B"

FORM OF INVESTMENT LETTER AND POWER OF ATTORNEY

INVESTMENT LETTER AND POWER OF ATTORNEY

September___, 2010

Time Associates, Inc.
West Palm Beach, Florida

Ladies & Gentlemen:

The undersigned herewith deposits certificate(s) for shares of common stock of Healthient, Inc., ("Healthient"), as described below (endorsed, or having executed stock powers attached) in acceptance of and subject to the terms and conditions of that certain Agreement and Plan of Reorganization (the "Agreement"), between Healthient and Time Associates, Inc. ("Time" or the "Company"), dated as of September, 2010, receipt of which is hereby acknowledged, in exchange for shares of Common Stock of Time (the "Exchange Shares").  If any condition precedent to the Agreement is not satisfied within the relevant time parameters established in the Agreement (or any extension thereof), the certificate(s) are to be returned to the undersigned.

The undersigned hereby represents, warrants, covenants and agrees with you that, in connection with the undersigned's acceptance of the terms of the Agreement and Exchange Shares and as of the date of this letter:

1.    The undersigned has received and has read the Agreement, and hereby agrees to and accepts the terms and conditions of the Agreement.

2.    The undersigned does hereby appoint, Katherine West, Healthient’s President ("Attorney") as its lawful attorney and agent with full power to execute any amendments to the Agreement which may be agreed to after the date hereof, which amendments would have been approved by the majority of the Healthient’s shareholders, on behalf of the undersigned and further grants unto the Attorney, full power and authority to do and perform each and every act necessary to be done to complete the same, subject only to removal or substitution by the undersigned upon written notification to the Attorney of the foregoing.

3.    The undersigned is aware that his, her or its acceptance of the Exchange Shares is irrevocable, absent an extension of the Expiration Date of any material change to any of the terms and conditions of the Agreement.

4.    The undersigned warrants full authority to deposit all shares referred to above and that Time will acquire a good and unencumbered title thereto.

5.    The undersigned has full power and authority to enter into this agreement and that this agreement constitutes a valid and legally binding obligation of the undersigned.

6.    The undersigned represents that the undersigned is_____/ is not_____an “Accredited Investor” as that term is defined in Section 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the "Act"), because the undersigned meets one or more of the following requirements:

PLEASE CHECK AS MANY BOXES THAT APPLY ONLY IF YOU ARE ACCREDITED INVESTOR:

☐   He or she is a natural person whose individual net worth, or joint net worth with such investor's spouse, exceeds $1,000,000 and either he or she is able to bear the economic risk of investment in the proposed investments or the proposed investments will not exceed 10% of his or her net worth or joint net worth with such investor's spouse;

☐   He or she is a natural person who had individual income in excess of $200,000 in each of the two most recent years, or (except in Nevada) joint income with such investor's spouse in excess of $300,000 in each of those years and reasonably expects to reach the same income level in the current year, and either such investor is able to bear the economic risk of investment in the proposed investments or the proposed investments will not exceed 10% of his or her net worth or joint net worth with such investor's spouse;

☐   It is an organization described in § 501(c)(3) of the Internal Revenue Code of 1986 as amended, (i.e., tax exempt entities), corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the proposed investments, with total assets in excess of  $5,000,000;

☐   It is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the proposed investments, whose purchases are directed by a sophisticated person as described under the first alternative above;

☐   It is a bank as defined in § 3(a)(2) of the Securities Act of 1933, or a savings and loan association or other institution as defined in § 3(a)(5)(A) of the Securities Act of 1933 whether acting in its individual or fiduciary capacity;

☐   It is a broker registered pursuant to § 15 of the Securities Exchange Act of 1934;

☐   It is an insurance company as defined in § 2(13) of the Securities Act of 1933;

☐   It is an investment company registered under the Investment Company Act of 1940 or a business development company as defined in § 2(a)(48) of that Act;

☐   It is a Small Business Investment Company licensed by the U.S. Small Business Administration under § 301 (c) or (d) of the Small Business Investment Act of 1958;

☐   It is a private business development company as defined in § 202(a)(22) of the Investment Advisers Act of 1940;

☐   It is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in § 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are Accredited Investors as described above;

☐   He or she is a director or executive officer of the Company;

☐   It is an entity in which all the equity owners are Accredited Investors since they are all described above.

7.    By execution hereof, the undersigned hereby confirms that the Time common stock to be received in exchange for Healthient common stock and/or preferred stock (the "Securities"), will be acquired for investment for the undersigned's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the same.  By execution hereof, the undersigned further represents the undersigned does not have any contract, undertaking, agreement or arrangement with any third party, with respect to any of the Securities.

8.    The undersigned understands that the Securities are being issued pursuant to available exemption thereto and have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), or under any state securities laws.  The undersigned understands that no registration statement has been filed with the United States Securities and Exchange Commission nor with any other regulatory authority and that, as a result, any benefit which might normally accrue to a holder such as me by an impartial review of such a registration statement by the Securities and Exchange Commission or other regulatory authority will not be forthcoming.  The undersigned understands that he/she/it cannot sell the Securities unless such sale is registered under the 1933 Act and applicable state securities laws or exemptions from such registration become available.  In this connection the undersigned understands that the Company has advised the Transfer Agent for the Common Shares that the Securities are "restricted securities" under the 1933 Act and that they May not be transferred by the undersigned to any person without the prior consent of the Company, which consent of the Company will require an opinion of my counsel to the effect that, in the event the Securities are not registered under the 1933 Act, any transfer as May be proposed by the undersigned must be entitled to an exemption from the registration provisions of the 1933 Act.  To this end, the undersigned acknowledges that a restrictive legend will be placed upon the certificate representing the Securities and that the Transfer Agent has been advised of such facts.

9.    The undersigned represents that it is experienced in evaluation and investing in securities of companies and acknowledges that he/she/it is able to fend for itself, can bear the economic risk of this investment and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

10.      The undersigned represents that all information provided by the undersigned herein is true and correct as of the date thereof.

In Witness Whereof, the undersigned has duly executed this Investment Letter as of the date indicated hereon.

Dated: September      , 2010

Very truly yours,

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(signature)

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(print name in full)

____________________________
(address)